EXHIBIT 99.3

Seattle Bank Statement of Merger Agreement Ratification Results

February 27, 2015

Seattle Bank Announces Results of Merger Agreement Ratification Vote

On February 27, 2015, the Federal Home Loan Bank of Seattle (“Seattle Bank”) announced the results of the member vote to ratify the Agreement and Plan of Merger between the Federal Home Loan Bank of Des Moines (“Des Moines Bank”) and the Seattle Bank, dated September 25, 2014 (the “Merger Agreement”), pursuant to which the Seattle Bank will be merged with and into the Des Moines Bank. We are pleased to announce that our members have ratified the Merger Agreement.

Member Merger Agreement Ratification — Seattle Bank Vote Results

Number of eligible votes:	1,821,877
Number of members voting in the election:	240
Number of votes for the ratification of the Merger Agreement:	1,490,582
Number of votes against the ratification of the Merger Agreement:	12,497
Number of votes eligible to be cast by members that abstained:	297
Number of votes eligible to be cast by members that failed to return a completed ballot or returned a ballot that was not timely or properly completed:	318,501